Exhibit 32.1

CERTIFICATIONS PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Quarterly Report on Form 10-Q of Sage Therapeutics, Inc. (the “Company”) for the period ended March 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his or her knowledge:

1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Jeffrey M. Jonas
Name:	Jeffrey M. Jonas, M.D.
Title:	Chief Executive Officer, President and Director (Principal Executive Officer)

Date:	May 9, 2017

/s/ Kimi Iguchi
Name:	Kimi Iguchi
Title:	Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	May 9, 2017